As filed with the Securities and Exchange Commission on December 29, 1998
                          Registration No. 333-________


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                    PSC INC.
             (Exact name of Registrant as specified in its charter)


           New York                                      16-0969362
(State or other jurisdiction of             (IRS Employer Identification Number)
incorporation or organization)

                    675 Basket Road, Webster, New York 14580
                                                            (716) 265-1600
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive office)

                                    PSC Inc.
                        1995 Employee Stock Purchase Plan
                              (Full title of plan)


                              Robert C. Strandberg
                      President and Chief Executive Officer
                                    PSC Inc.
                                 675 Basket Road
                                Webster, NY 14580
                            Telephone: (716) 265-1600
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                    Copy to:

                           Martin S. Weingarten, Esq.
                Boylan, Brown, Code, Fowler, Vigdor & Wilson, LLP
                                2400 Chase Square
                               Rochester, NY 14604


                                Page 1 of 7 Pages
                             Exhibit Index at Page 6

                         CALCULATION OF REGISTRATION FEE

                                   Proposed       Proposed
                                   Maximum        Maximum
Title of                           Offering       Aggregate
Securities to    Amount to be      Price Per      Offering          Amount of
be Registered   Registered  (1)    Share   (2)    Price  (2)    Registration Fee
-------------   ---------------    -------------  -----------   ----------------

Common Shares,  350,000 shares     $9.41          $3,293,500    $998.03
$.01 par value

         (1) The number of Common Shares to be registered may be adjusted in accordance with the provisions of the 1995 Employee Stock Purchase Plan in the event that, during the period the 1995 Employee Stock Purchase Plan is in effect, there is effected any increase or decrease in the number of issued Common Shares resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of shares or the payment of a stock dividend or any other increase or decrease in the number of such shares effected without receipt of consideration by the Registrant. Accordingly, this Registration Statement covers, in addition to the number of Common Shares stated above, an indeterminate number of shares which by reason of any such events may be issued in accordance with the provisions of the 1995 Employee Stock Purchase Plan.

         (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933 and based upon the average of the high and low sales prices of the Registrant's Common Shares as reported on the Nasdaq National Market on December 24, 1998.

                     STATEMENT OF INCORPORATION BY REFERENCE

         Pursuant to Instruction E to Form S-8, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 33-60343, filed by the Registrant on June 19, 1995 relating to the Registrant's 1995 Employee Stock Purchase Plan.

         Upon this Registration Statement's effectiveness, there will be 600,000 shares registered under the 1995 PSC Inc. Employee Stock Purchase Plan, 250,000 shares from Registration Statement No. 33-60343 and 350,000 shares from this Registration Statement on Form S-8.

                                     PART II


         Item 5.           Interests of Named Experts and Counsel.

         Legal matters in connection with options under the 1995 Employee Stock Purchase Plan and the Common Shares offered thereunder will be passed upon by Messrs. Boylan, Brown, Code, Fowler, Vigdor & Wilson, LLP, 2400 Chase Square, Rochester, NY 14604. Justin L. Vigdor, a partner of this firm, is a director of the Registrant, and Martin S. Weingarten, counsel to this firm, is Secretary of the Registrant. Mr. Vigdor owns and has options to purchase Common Shares of the Registrant. Neither he nor Mr. Weingarten is eligible to participate in the 1995 Employee Stock Purchase Plan.

         Item 8.           Exhibits

         See Exhibit Index.

                                   SIGNATURES


         Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and had duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Webster, State of New York on December 28, 1998.

                                    PSC Inc.


                                    By: /s/ Robert C. Strandberg
                                    Robert C. Strandberg
                                    President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints each of Robert C. Strandberg and William J. Woodard, acting alone or together, as such person's true and lawful attorney-in-fact and agent with full powers of substitution and revocation, for such person and in such person's name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on December 28, 1998.

           Signature                             Title


                                        Director, President and
  Robert C. Strandberg                  Chief Executive Officer


                                        Vice President, Chief Financial
  William J. Woodard                    Officer and Treasurer

                                        Vice President, Finance
  Michael J. Stachura                   (Principal Accounting Officer)


                                        Director, Chairman of the Board
  Robert S. Ehrlich


                                        Director
  Jay M. Eastman


                                        Director
  James W. Henry


                                        Director
  Donald K. Hess


                                        Director
  Thomas J. Morgan


                                        Director
  James C. O'Shea


                                        Director
  Jack E. Rosenfeld


                                        Director
  Justin L. Vigdor


                                        Director
  Romano Volta

                                  EXHIBIT INDEX


Exhibit
Number      Description                                   Location

4.1         PSC Inc. 1995 Employee              Incorporated by
            Stock Purchase Plan, as amended     reference to
                                                Exhibit 10.4 of the
                                                Registrant's Quarterly
                                                Report on Form 10-Q
                                                for the quarter ended
                                                July 3, 1998

5.1         Opinion and consent of Boylan,              *
            Brown, Code, Fowler, Vigdor &
            Wilson, LLP, counsel for the
            Registrant as to the legality of
            the Common Shares being registered

23.1        Consent of Arthur Andersen LLP,             *
            Independent Public Accountants

23.2        Consent of Boylan, Brown, Code,     Included in Exhibit
            Fowler, Vigdor & Wilson, LLP        5.1 to this Registra-
                                                tion Statement

         * Included as part of the electronic submission of this Registration Statement.